Exhibit 24.2

POWER OF ATTORNEY

The undersigned constitutes and appoints Roderick M. Sherwood III, Michael R. Tyler and Robert M. Saman, or any one of them, her attorney-in-fact, for such person in any and all capacities, to sign any amendments (including post-effective amendments) to Gateway, Inc.’s registration statement on Form S-3 (File No. 333-123579) and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

/S/ JANET M. CLARKE
Janet M. Clarke